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                                                                  EXHIBIT 10.5


                               SECOND AMENDMENT TO

                                 ALLERGAN, INC.

                           SAVINGS AND INVESTMENT PLAN
                                 (RESTATED 1998)

      The ALLERGAN, INC. SAVINGS AND INVESTMENT PLAN (the "Plan") is hereby amended, effective January 1, 2000, to read as follows:

1. Section 12.4(b) of the Plan is hereby amended and restated in its entirety to read as follows:

            "(b) In the event of a Change in Control (as herein defined), all Participants who were Participants on the date of such Change in Control shall become 100% vested in any amounts allocated to their Company Contribution Accounts on the date of such Change in Control and in any amounts allocated to their Company Contribution Accounts subsequent to the date of the Change in Control. Notwithstanding the foregoing, the Board of Directors may, at its discretion, amend or delete this Paragraph (b) in its entirety prior to the occurrence of any such Change in Control. For the purpose of this Paragraph (b), "Change in Control" shall mean the following and shall be deemed to occur if any of the following events occur:

                  (i) Any "person," as such term is used in Sections 13(d) and
            14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person"), is or becomes the "beneficial owner," as defined in Rule 13d-3 under the Exchange Act (a "Beneficial Owner"), directly or indirectly, of securities of Sponsor representing (i) 20% or more of the combined voting power of the Sponsor's then outstanding voting securities, which acquisition is not approved in advance of the acquisition or within 30 days after the acquisition by a majority of the Incumbent Board (as hereinafter defined) or (ii) 33% or more of the combined voting power of the Sponsor's then outstanding voting securities, without regard to whether such acquisition is approved by the Incumbent Board;

                  (ii) Individuals who, as of the date hereof, constitute the
            Board of Directors (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board of Directors, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Sponsor's stockholders, is approved by a vote of at least a majority of the
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            directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Sponsor, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall, for the purposes of this Plan, be considered as though such person were a member of the Incumbent Board of the Sponsor;

                  (iii) The consummation of a merger, consolidation or
            reorganization involving the Sponsor, other than one which satisfies both of the following conditions:

                        (A) a merger, consolidation or reorganization which
                  would result in the voting securities of the Sponsor outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of another entity) at least 55% of the combined voting power of the voting securities of the Sponsor or such other entity resulting from the merger, consolidation or reorganization (the "Surviving Corporation") outstanding immediately after such merger, consolidation or reorganization and being held in substantially the same proportion as the ownership in the Sponsor's voting securities immediately before such merger, consolidation or reorganization, and

                        (B) a merger, consolidation or reorganization in which
                  no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Sponsor representing 20% or more of the combined voting power of the Sponsor's then outstanding voting securities; or

                  (iv) The stockholders of the Sponsor approve a plan of
            complete liquidation of the Sponsor or an agreement for the sale or other disposition by the Sponsor of all or substantially all of the Sponsor's assets.

      Notwithstanding the preceding provisions of this Paragraph (b), a Change in Control shall not be deemed to have occurred if the Person described in the preceding provisions of this Paragraph (b) is (1) an underwriter or underwriting syndicate that has acquired any of the Sponsor's then outstanding voting securities solely in connection with a public offering of the Sponsor's securities, (2) the Sponsor or any subsidiary of the Sponsor or (3) an employee stock ownership plan or other employee benefit plan maintained by the Company that is qualified under the provisions of the

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      Code. In addition, notwithstanding the preceding provisions of this
      Paragraph (b), a Change in Control shall not be deemed to have occurred if the Person described in the preceding provisions of this Paragraph (b) becomes a Beneficial Owner of more than the permitted amount of outstanding securities as a result of the acquisition of voting securities by the Company which, by reducing the number of voting securities outstanding, increases the proportional number of shares beneficially owned by such Person, provided, that if a Change in Control would occur but for the operation of this sentence and such Person becomes the Beneficial Owner of any additional voting securities (other than through the exercise of options granted under any stock option plan of the Sponsor or through a stock dividend or stock split), then a Change in Control shall occur."

      IN WITNESS WHEREOF, Allergan, Inc. hereby executes this Second Amendment on the 30th day of December, 1999.

ALLERGAN, INC.

BY: /s/ Francis R. Tunney, Jr.
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    Francis R. Tunney, Jr.,
    Corporate Vice President--Administration,
    General Counsel and Secretary